Exhibit 10.32
LEASE
THIS LEASE is made on the 1st day of February, 2008, by and between Los Gatos Business Park, a California limited partnership (hereinafter called “Lessor”) and StrataLight Communications, Inc., a Delaware corporation (hereinafter called “Lessee”).
IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:
1. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises (“Premises”) situated in the Town of Los Gatos, County of Santa Clara, California, as outlined in Exhibit “A” attached hereto and described as follows: approximately 17,473 rentable square foot building commonly known as 121 Albright Way, Los Gatos, California. Lessee’s pro-rata share of the building is 100.00%.
2. Term. The term of this Lease shall be for eight (8) months, commencing on February 1, 2008 (“Commencement Date”) and ending on September 30, 2008, unless sooner terminated pursuant to any provision hereof. As of the date of this Lease, Landlord has delivered possession of the Premises to Tenant.
3. Rent. Lessee shall pay to Lessor rent for the Premises according to the schedule below in lawful money of the United States of America. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor. Lessee shall pay to Lessor $20,968.00 upon execution of the Lease, which sum represents the amount of the first month’s rent. Monthly rent shall be paid in advance on the first (1st) day of each calendar month as follows:

Period	Monthly Rent/NNN
02/01/2008 — 9/30/2008	$20,968.00
     Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor on the date it is due and payable, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor. Notwithstanding the foregoing, Lessor shall give Lessee notice of non-payment of any rent or other payments required of Lessee under this Lease and five (5) business days after delivery of such notice to cure such non-payment once in each calendar year before assessing the late charge in such calendar year pursuant to this Paragraph 3.
A. All taxes, insurance premiums, reimbursable expenses and utilities, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee’s failure to pay such amounts, and all reasonable damages, costs, and attorney’s fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee’s part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, “Additional Rent”), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of monthly installment of rent.
4. Option to Extend Term.
     A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for one (1) one (1) year period (“extended term”) at an adjusted rental calculated as provided in Subparagraph B below on the condition that:
(a)	Lessee has given to Lessor written notice of exercise of that option (“option notice on or before May 31, 2008.

(b)	Lessee is not in default in the performance of any of the terms and conditions of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.
B. The rent during the Extended Term shall be $1.50 per square foot.
C. The option to extend shall be personal to Lessee, and shall not be transferable or assignable to any other person or entity other than any transferee under an “exempt sublet”, as such term is defined in Article 21.F of this Lease. If Lessee has exercised its option to extend, the phrase “Lease term” as used in this Lease shall mean the initial term of the Lease and the extended term(s).
5. Security Deposit. Upon Lessee’s execution of this Lease, Lessee shall deposit with Lessor a Security Deposit in the sum of Twenty-Six Thousand Two Hundred Ten and 00/100 Dollars ($26,210.00) to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys’ fees or expense sustained by Lessor due to Lessee’s default. In such event, Lessee shall, within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security

Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the end of the term of this Lease, leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor’s general funds, or can co-mingle the Security Deposit with the Lessor’s general and other funds.
     6. Use of the Premises. The Premises shall be used exclusively for the purpose of general office, administration, light manufacturing and assembly, testing, marketing, engineering, shipping and receiving and any other legal uses directly related to Lessee’s business and for no other purpose without Lessor’s prior written consent.
     Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.
     Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper. Lessee shall comply with all the covenants, conditions, and/or restrictions (“C.C. & R.’s”) affecting the Premises.
     Lessor represents and warrants to Lessee that to the best of its knowledge there are no Toxic or Hazardous materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee’s occupancy and that, prior to the Commencement Date, Lessor has obtained any closure certificates for the Premises from the applicable governmental authorities with respect to prior occupants of the Premises. Lessor shall indemnify, defend and hold harmless Lessee, its partners, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgments, and costs, including reasonable attorneys’ fees arising from or in connection with any prior Toxic or Hazardous materials that existed prior to Lessee’s occupancy of the Premises.
     Lessee in turn represents to Lessor that it does not now and will not in the future permit the use or storage on the Premises of Toxic or Hazardous materials, excluding, however basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee’s business as described in paragraph 6 hereof, including, without limitation, solder and small quantities of solvents. For purposes of this paragraph 6 “Toxic or Hazardous Materials” shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the leased premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the leased premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory. “Toxic or Hazardous Materials” shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.
     Lessee hereunder shall be responsible for and indemnify, and hold Lessor and its partners, directors, officers, employees, lenders, successors and assigns harmless from all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys’ fees arising at any time during or in connection with Lessee’s causing or permitting any materials referred to under any governmental provisions or regulatory scheme as “hazardous” or “toxic” or which contain petroleum, gasoline, or other petroleum product, to be brought upon, stored, manufactured, generated, handled, disposed, or used on, under or about the Premises in violation of the provisions of this Article 6 and applicable environmental laws. Lessee’s and Lessor’s obligations hereunder shall survive the termination of this Lease.
     If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessor’s expense. Lessee shall pay the reasonable costs of such report within fifteen (15) days from the date of the invoice by Lessor if it is determined that Lessee or Lessee’s agents, employees, contractors or invitees released or caused Toxic or Hazardous materials on or about the Premises in violation of the provisions of this Article 6 and applicable environmental laws. If any such toxic waste, spillage, or other contaminants are found upon the Premises which were released by Lessee or Lessee’s agents, employees or invitees in violation of the provisions of this Article 6 and applicable environmental laws, Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove the substances and remedy the problem in accordance with applicable law.
     Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises. Notwithstanding anything to the contrary in this Lease, if, during the term of this Lease, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency (“Laws”), then, if such legal requirement is not imposed because of Lessee’s specific use of the Premises (other than for general office use) and is not “triggered” by Lessee’s alterations or Lessee’s application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement)(other than the Lessee Improvements), Lessor shall be responsible for constructing such improvement, and Lessee shall be responsible for its proportional share of the cost for said improvement, amortized over the useful life of such improvement that coincides with the remaining Lease term including any extensions. Lessor represents and warrants that as of the date hereof it has not received any notice that the Premises or the building of which the Premises form a part is currently in violation of any Laws or that any improvements are required by Laws.
7. Improvements: Lessee shall take the Premises in “AS IS” condition.
8. Taxes and Assessments.
A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee’s fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) business days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee’s property.
B. All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor; provided, however, that Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Lessor’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (c) attributable to Lessor’s net income, inheritance, gift, transfer, estate or state taxes. Lessee shall pay to Lessor Lessee’s proportionate share of such taxes or assessments within fifteen (15) days of receipt of Lessor’s invoice demanding such payment. Lessee’s liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.
9. Insurance.
A. Indemnity. Lessee agrees to indemnify, defend and save Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees) on account of, or arising out of Lessee’s use, or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees, except to the extent such loss, injury or damage was caused by Lessor’s negligence or willful misconduct.

B. Liability Insurance. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of Commercial General Liability insurance insuring Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas and property insurance to cover Lessee’s personal property, equipment, inventory, fixtures and tenant improvements on the Premises. Lessor shall be named as an additional insured on the CGL policy. Such insurance shall be in an amount satisfactory to Lessor of not less than one million dollars ($1,000,000) for each occurrence for bodily injury and physical damage to the property and two million dollars ($2,000,000) general aggregate limit. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to withhold unreasonably. Prior to possession, Lessee shall deliver to Lessor a certificate of insurance and endorsement evidencing the existence of the policy which (1) as to the CGL policy names Lessor as an additional insured, (2) shall not be canceled or altered without thirty (30) days’ prior written notice to Lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primary and any coverage by Lessor is in excess thereto.
C. Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering (a) loss or damage to the Premises (which may include earthquake and/or flood insurance), in the amount of the full replacement value thereof, and (b) Lessor’s liability insurance. Lessee shall pay to Lessor its pro-rata share of the cost of the premium of said insurance within fifteen (15) days of Lessee’s receipt of Lessor’s invoice demanding such payment. Lessee acknowledges that such insurance procured by Lessor, including, without limitation, any earthquake insurance, shall contain a deductible (not to exceed $10,000.00 per occurrence) which reduces Lessee’s cost for such insurance, and, in the event of loss or damage, Lessee shall be required to pay to Lessor Lessee’s pro-rata share of the amount of such deductible.
D. Notwithstanding anything in this Lease to the contrary, Lessor and Lessee hereby releases each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by “all risk” property insurance, without regard to the negligence or misconduct of the person or entity so released. All of Lessor’s and Lessee’s repair and indemnity obligations under this Lease shall be subject to the waiver and release contained in this paragraph. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all recovery by way of subrogation as required herein in connection with any injury or damage covered by such policy.
10. Reimbursable Expenses and Utilities. Commencing on the Commencement Date and thereafter during the term of this Lease, Lessee shall pay its pro-rata share based on square footage of all water, gas, light, power, electricity, telephone, HVAC maintenance and repairs, trash removal, landscaping, tree trimming, sewer charges, and all other services, including normal and customary property management fees, supplied to or consumed on the Premises; provided, however, that Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by the act, omission or violation of any law by Lessor, or Lessor’s agents, employees or contractors; (b) Costs to correct any construction defect in the Premises or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Premises on the Commencement Date; (c) [intentionally omitted]; (d) interest, charges and fees incurred on debt; (f) expense reserves; (g) [intentionally omitted]; (h) Costs which could properly be capitalized under generally accepted accounting principles, except as provided in Paragraph 11.A. of this Lease; and (i) wages, compensation, and labor burden for any employee not stationed on the Project on a full-time basis (other than Lessor’s maintenance employee, who works on other properties in Lessor’s portfolio, and who is charged on an hourly basis to the applicable property) or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Project in excess of three percent (3%) of Monthly Rent. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within ten (10) days of Lessee’s receipt of Lessor’s invoice demanding payment.
11. Repairs and Maintenance.
A.	Subject to provisions of paragraph 15 of this Lease, Lessor shall keep and maintain in good order, condition and repair the structural elements of the Premises including the roof, roof membrane, paving, floor slab, foundation, exterior walls, landscaping, and irrigation. Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to such structural elements and Lessee shall pay to Lessor, within ten (10) business days of Lessor’s invoice to Lessee therefor, Lessee’s pro-rata share of such repairs, replacements, alterations or improvements. In the event that the cost of any replacement or improvement exceeds $25,000 per occurrence, the amount in excess of $25,000 shall be amortized, on a straight line basis, over the useful life of such replacements or improvements as reasonably determined by Lessor using manufacturers’ guidelines. Lessee shall be obligated to pay its pro-rata share of such excess on a monthly basis, as Additional Rent, for as long as the useful life coincides with the lease term. Notwithstanding the foregoing, but subject to the provisions of Paragraph 9.D of this Lease, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a breach of Lessee’s obligations under this Lease, then Lessee shall pay 100% of the costs or expense to remedy the same.

B.	Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, and lighting, systems in good and sanitary order, condition, and repair. Lessor shall maintain a service contract for the maintenance of all heating, air conditioning, and ventilation equipment with a licensed and insuranced contractor. Lessee shall reimburse Lessor pursuant to Paragraph 10 above for the cost of said maintenance contract.
     Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the later of: (a) the next date upon which rent becomes due; or (b) within ten (10) business days following receipt of Lessor’s invoice.
     Lessee hereby expressly waives the provision of Subsection 1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 1942 of said Civil Code.
12. Alterations and Additions. Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof that Lessor is required to perform under this Lease. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition; provided, however, that Lessor shall have no right to require Lessee to remove any alterations unless it notifies Lessee at the time it consents to such alteration that it shall require such alteration to be removed. Notwithstanding anything to the contrary in this Section 12, Lessee may construct non-structural alterations, additions and improvements that do not affect the mechanical, plumbing, electrical, or HVAC systems (“Alterations”) in the Premises without Lessor’s prior approval but with prior written notification of the work, if the cost of any such project does not exceed Ten Thousand Dollars ($10,000); provided, however, that in no event shall Lessee perform any Alterations on the roof of the building without first obtaining Lessor’s consent, and, as a condition to granting such consent, Lessor may require Lessee to take such steps as are reasonably necessary to prevent any warranty applicable to the roof from being voided. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning (other than supplemental HVAC units installed by Lessee), partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event that Lessor consents to Lessee’s making any alterations, improvements, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor’s behalf, which shall remain posted until completion of the alterations, additions, or improvements. Lessee’s failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.
     Notwithstanding anything to the contrary in this Lease, if, during the term of this Lease, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by any Laws, then, if such legal requirement is not imposed because of Lessee’s specific use of the Premises (other than for general office use) and is not “triggered” by Lessee’s alterations or Lessee’s application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement)(other than the Lessee Improvements), Lessor shall be responsible for constructing such improvement, and Lessee shall be responsible for its proportional share of the cost for said improvement, amortized over the useful life of such improvement that coincides with the remaining Lease term including any extensions. Lessor represents and warrants that as of the date hereof it has not received any notice that the Premises or the building of which the Premises form a part is currently in violation of any Laws or that any improvements are required by Laws.
13. Acceptance of the Premises and Covenant to Surrender. By entry and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry. Lessor represents that as of the Lease Commencement, the roof, walls and structural components of the building, HVAC system, electrical, plumbing and lighting shall be in good working order. Lessor shall assign to Lessee any and all existing warranties for the building.
     Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy and damage by Casualty or Condemnation. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property, trade fixtures, equipment, and data and phone cabling from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee shall restore the Premises to its original condition (excepting any restoration requirements waived in Section 12 of this Lease), normal wear and tear excepted. In no event shall Lessee be required to remove the Lessee Improvements and restore the Premises to its condition existing prior to the installation of the Lessee Improvements.
     If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.
14. Default.
A.	Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Lessee:

(i) Any failure by Lessee to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after such payment is due; or
(ii) Any failure by Lessee to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Lessee shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or
(iii) Abandonment of the Premises by Lessee. Abandonment is herein defined to include, but is not limited to, any absence by Lessee from the Premises for three (3) business days or longer while in default of any provision of this Lease.
B.	Remedies Upon Default. Upon the occurrence of any event of default by Lessee, Lessor shall have, in addition to any other remedies available to Lessor at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Lessor may recover from Lessee the following:
(1) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus
(3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus
(4) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new lessee, whether for the same or a different use, and any special concessions made to obtain a new lessee; and
(5) At Lessor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 14 B. shall be deemed to be and to mean those sums as described in Section 3.A. above to be paid by Lessee. As used in Paragraphs 14 B.(i)(1) and (2), above, the “worth at the time of award” shall be computed by allowing interest at the rate of six percent (6%) per annum, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 14.B.(i)(3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
(ii) Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Lessor does not elect to terminate this Lease on account of any default by Lessee, Lessor may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
(iii) Waiver of Default. No waiver by Lessor or Lessee of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Lessor in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Lessor following the occurrence of any default, whether or not known to Lessor, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.
(iv) Efforts to Relet. For the purposes of this Section 14, Lessee’s right to possession shall not be deemed to have been terminated by efforts of Lessor to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Lessor’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Lessor without terminating Lessee’s right to possession.

(v) Application of Funds. If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by Lessor in reletting; (3.) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.
(vi) Lessor’s Right to Cure Default. Lessor, at any time after Lessee commits a default, can cure the default at Lessee’s cost. If Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.
     Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.
15. Destruction. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option, (1.) rebuild or restore the Premises to their condition prior to the damage or destruction or (2.) terminate the Lease.
     If Lessor does not give Lessee notice in writing within thirty (30) days after the date on which occurred the destruction of the Premises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee of because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. Lessor’s obligation to rebuild or restore shall not include restoration of Lessee’s trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises.
     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.
     Notwithstanding anything to the contrary in this Article 15: (i) if the Premises are damaged by any peril and Lessor does not terminate the Lease, then Lessee shall have the option to terminate the Lease if the Premises cannot be, or are not in fact, fully restored by Lessor to their prior condition for any reason whatsoever within one hundred eighty (180) days after the damage, and (ii) if the Premises are damaged by any peril during the last twelve (12) months of the Lease term, Lessee shall have the option to terminate this Lease by giving written notice to Lessor within thirty (30) days after the date of the damage estimate, and this Lease shall terminate as of the date specified by Lessee in its termination notice, which date shall not be before the date of such notice or more than ninety (90) days after the date of such notice. During any period of time following a casualty where all or any portion of the Premises is not suitable for Lessee’s use, as reasonably determined by Lessee, than all rent due under this Lease shall be equitably abated during such period based on the extent to which Lessee’s use and enjoyment of the Premises is diminished.
16. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee’s conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for (1.) moving expenses; (2.) loss or damage to Lessee’s trade fixtures, furnishings, equipment, and other personal property; and (3.) business goodwill.
17. Free from Liens. Lessee shall (1.) pay for all labor and services performed or materials used by or furnished to Lessee at Lessee’s request, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed or materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3094, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.
18. Compliance with Laws. Subject to the last grammatical paragraph in Section 12 of this Lease, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.
19. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any commercially reasonable instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee’s special attorney-in-fact to execute and deliver any such documents or instruments. Lessor shall use commercially reasonable efforts to obtain, as soon as possible following the mutual execution and delivery of this Lease, from any lenders or ground lessors of the Premises a written agreement in form reasonably satisfactory to Lessee providing for recognition of Lessee’s interests under the Lease in the event of a foreclosure of the lender’s security interest or termination of the ground lease. The failure of Lessor to obtain from any such lenders or ground lessors such a non-disturbance agreement shall not constitute a default hereunder by Lessor, it being understood that Lessor’s sole obligation is to use commercially reasonable efforts to obtain the execution and delivery of such a non-disturbance agreement.
20. Abandonment. Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.
21. Assignment and Subletting.
A. Definitions. For purposes of this Paragraph 21, the following terms shall be defined as follows:
(i)	Sublet. The term “Sublet” shall mean any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Lessee’s interest in the Lease or in and to all or a portion of the Premises.

(ii)	Subrent. The term “Subrent” shall mean any consideration of any kind received, or to be received, by Lessee from a Sublessee if such sums are related to Lessee’s interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Lessee’s assets including its trade fixtures, and equipment and other personal property.

(iii)	Sublessee. The term “Sublessee” shall mean the person or entity with whom a Sublet agreement is proposed to be or is made.
B. Lessor’s Consent. Lessee shall not enter into a Sublet without Lessor’s prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Lessor’s prior written consent shall be void and confer no rights upon any third person. In determining whether or not to consent to a proposed Sublet, Lessor may consider the following factors, among others, all of which shall be deemed reasonable; (i) whether the proposed Sublessee has the financial wherewithal to pay the rent as established in the sublease as reasonably determined by Lessor at the time Lessor’s Consent is requested; (ii) whether the proposed use of the Premises by the proposed Sublessee is consistent with the permitted use for the Premises set forth in Paragraph 6 of this Lease; (iii) whether the experience and business reputation of the proposed Sublessee is equal to or greater than that of Lessee; (iv) whether the rent payable by the Sublessee under the proposed Sublet is set below the current fair market sublease rent for the subleased Premises as a subterfuge to avoid paying to Lessor its share of the profit on such transaction; and (v) whether Lessor’s consent will result in a breach of any other lease or agreement to which Lessor is a party affecting the Building. Each Sublessee shall agree in writing, for the benefit of Lessor, to assume, to be bound by, and to perform the terms and conditions and covenants of this Lease to be performed by Lessee. Notwithstanding anything contained herein, Lessee shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Lessor’s consent to a Sublet unless Lessor specifically grants such release in writing. Consent by Lessor to any Sublet shall not be deemed a consent to any subsequent Sublet. Lessee shall reimburse Lessor for all reasonable costs and attorneys’ fees incurred by Lessor in connection with the evaluation, processing and/or documentation of any requested Sublet, whether or not Lessor’s consent is granted, in an amount not to exceed One Thousand Dollars ($1,000.00) per request. Lessor’s reasonable costs shall include the cost of any review or investigation by Lessor of any hazardous or toxic materials which may be used, stored, or disposed of at the Premises by the Sublessee, including fees paid to consultants hired to perform such review or investigation.
C. Information to be Furnished. If Lessee desires at any time to Sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor: (i) the name and legal composition of the proposed Sublessee, (ii) the nature of the proposed Sublessee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; (iv) a statement of all consideration to be paid by the Sublessee in connection with the Sublet; (v) a current financial statement of Lessee; and (vi) such financial information, including financial statements, as Lessor may reasonably request concerning the proposed Sublessee, provided that, if requested by Lessee, Lessor shall execute a commercially reasonable form of non-disclosure agreement with respect to such statements.
D. Lessor’s Alternatives. At any time within fifteen (15) days after the Lessor’s receipt of the information specified in Paragraph 21.C., Lessor may, by written notice to Lessee, elect: (i) to consent to the Sublet by Lessee; (ii) to reasonably refuse its consent to the Sublet, or (iii) elect to terminate this Lease, or in the case of a partial Sublet, terminate this Lease as to the portion of the Premises proposed to be Sublet. If Lessor consents to the Sublet, Lessee may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Sublessee set forth in the information furnished by Lessee to Lessor pursuant to Paragraph 21.B., subject, however, at Lessor’s election, to the condition that fifty percent (50%) of any excess of the Subrent over the Rent required to be paid by Lessee under this Lease shall be paid to Lessor but only if any such excess remains after Lessee has first deducted its attorneys’ fees associated with the Sublet, the costs of any improvements or improvement allowance relating to the Sublet, and any broker commissions associated with the Sublet.
E. [Intentionally Omitted.]
F. Exempt Sublets. Notwithstanding the above, Lessor’s prior written consent shall not be required for an assignment of this Lease to an entity which controls, is controlled by or under common control with, Lessee, to a corporation into which Lessee merges or consolidates, to a successor entity related to Lessee by non-bankruptcy reorganization, or government action, or to a purchaser of substantially all of Lessee’s assets located in the Premises provided that (i) Lessee gives Lessor prior written notice of the name any such assignee, (ii) at the time of such assignment, the assignee has net worth that is equal to or greater than the net worth of Lessee immediately prior to such assignment; and (iii) the assignee assumes, in writing, for the benefit of Lessor, all of Lessee’s obligations under the Lease. In addition, and notwithstanding anything to the contrary in this Paragraph 21, neither (i) the sale, transfer or public offering of Lessee’s capital stock, (ii) the institutional, venture or other private financing by Lessee to raise additional capital, nor (iii) any change of control of Lessee resulting from (i) or (ii) shall be deemed an assignment of the Lease or a subletting of the Premises, and Lessor’s consent shall not be required for any of the foregoing transactions. Lessor acknowledges that Lessee intends to sublease a portion of the Premises to Gamespan (the “Gamespan Sublease”). Lessor hereby consents to the Gamespan Sublease and agrees that the existence of the Gamespan Sublease shall not affect Lessee’s right to extend the term of this Lease as set forth in Section 4 of this Lease. Lessor acknowledges and agrees that Lessee may allow the subtenant under the Gamespan Sublease to extend the term of such sublease if Lessee exercises the right to extend the term of this Lease as provided in Section 4 above. However, in the event that the Master Lease between Stratalight and Los Gatos Business terminates for any reason whatsoever, the sublease shall terminate concurrently. Lessee shall not be obligated to pay Lessor any consent or review fee or any attorneys’ fees or other fees in connection with Lessor’s consent to the Gamespan Sublease.

22. Parking Charges. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency. Notwithstanding the foregoing, Lessee shall not be charged for the use of parking provided under this Lease unless the applicable local, state or federal governmental agency imposes on tax, fee, levy, or other charge on parking at similar buildings in Los Gatos.
23. Insolvency or Bankruptcy. Either (1.) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.
24. Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (1.) execute and deliver to Lessor any commercially reasonable documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b.) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) to deliver to Lessor the current financial statements of Lessee, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, if available. Lessee’s failure to deliver an estoppel certificate within ten (10) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor.
25. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee’s obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such Subleases or Subtenancies.
26. Attorneys’ Fees. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.
27. Notices. All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:
LESSOR:	Los Gatos Business Park 900 Welch Road, Suite 10 Palo Alto, California 94304

LESSEE:	StrataLight Communications, Inc. 151 Albright Way Los Gatos, California 95032

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP Attn: Stanley F. Pierson 2475 Hanover Street Palo Alto, CA 94304
28. Transfer of Security. If any security be given by Lessee to Lessor to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor shall transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of lessor’s obligations under this Lease.
29. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.
30. Holding Over. Lessee shall have the right to negotiate with Lessor in order to allow Lessee to holdover in the Premises with Lessor’s consent at a rental rate equal to the greater of fair market rent for the Premises (as reasonably determined by Lessor in good faith) or the base rent then in effect under this Lease during the last month of this Lease prior to the commencement of such a holdover period. Any holding over after the expiration of the term or any extension thereof, without the consent of lessor, shall be construed to be a tenancy at sufferance, at a rental of one and one-half (1 1/2) times the previous month’s rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.
31. Covenants, Conditions, and Restrictions. Attached hereto, marked Exhibit “C” and by this reference incorporated as if set out in full, are Covenants, Conditions, and Restrictions pertaining to Los Gatos Business Park. As a condition to this Lease, Lessee agrees to abide by all of said Covenants, Conditions, and Restrictions. Moreover, such reasonable rules and regulations as may be hereafter adopted by Lessor for the safety, care, and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Lessee agrees to obey all such rules and regulations.
32. Limitation on Lessor’s Liability. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.
33. Miscellaneous.
A.	Time is of the essence of this Lease, and of each and all of its provisions.

B.	The term “building” shall mean the building in which the Premises are situated.

C.	If the building is leased to more than one tenant, then each such tenant, its agents, officers, employees, and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such tenant) to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated, except such parking areas as may from time to time be leased for exclusive use by other tenant(s).

D.	Lessee’s such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the building.

E.	The term “assign” shall include the term “transfer.”

F.	The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

G.	All parties hereto have equally participated in the preparation of this Lease.

H.	The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

I.	Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

J.	This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.
K.	It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

L.	The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

M.	This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

N.	All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

O.	Lessee, at Lessee’s sole cost and expense, shall have the right to monument signage on the existing monument. The design of such signage shall be as per the Los Gatos Business Park standards and Town regulations.
     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR: Los Gatos Business Park		LESSEE: StrataLight Communications, Inc.

BY:		BY:
	Carolee White, Trustee General Partner		Bruce Horn Chief Financial Officer

DATE:	DATE:

EXHIBIT A

ADDENDUM I
REFERENCE IS MADE TO THAT LEASE BY AND BETWEEN LOS GATOS BUSINESS PARK, LESSOR, AND STRATALIGHT COMMUNICATIONS, INC., LESSEE, DATED FEBRUARY 1, 2008.
To that certain Lease the following wording is added:
LEASE TERM EXTENSION
Lessor and Lessee hereby agree to extend the term of the Lease for a period of one (1) year, commencing on October 1, 2008 and terminating September 30, 2009.
Monthly Rent for the extended term shall be as follows:

Period	Monthly Rent (NNN)
10/1/08 — 09/30/09	$26,210.00
Except as modified herein, all other terms and conditions of the base Lease remain in full force and effect.

AGREED AND ACCEPTED:

LESSOR LOS GATOS BUSINESS PARK	LESSEE STRATALIGHT COMMUNICATIONS, INC.

/s/ Carolee White	/s/ Bruce Horn

Carolee White, Trustee General Partner	By: Bruce Horn Its: Chief Financial Officer

Date: 6/2/08	Date: 5/30/2008